KRONOS WORLDWIDE TO DISCUSS THIRD QUARTER 2011 RESULTS

DALLAS, TEXAS…October 20, 2011…Kronos Worldwide, Inc. (NYSE:KRO) will hold a conference call to discuss its third quarter 2011 financial results on Thursday, November 3, 2011 at 9:00 a.m. CDT.  Third quarter results will be released to the public prior to the market opening that day.

Call in number for U.S. participants	(800) 215-2410
Call in number for international participants	(617) 597-5410
Participant passcode	16033013

The conference call will be available via webcast and can be accessed from the investor relations section of the Company’s website at HUhttp://www.kronosww.comUH.

The conference call will be available for replay beginning immediately after the call on November 3, 2011 and ending November 10, 2011.

Call in number for the replay:
U.S. participants	(888) 286-8010
International participants	(617) 801-6888
Passcode	59242368

Kronos Worldwide, Inc. is a major international producer of titanium dioxide products.